UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2010

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On April 8, 2010, Equinix (Paris) SAS, an indirect wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and Digital Realty (Paris 2) SCI entered into an amendment (the “Amendment”) to their commercial lease agreement for a warehouse building located in Saint-Denis, France dated September 30, 2008 (the “Lease Agreement”).

The Amendment adds approximately 30,332 square feet to the leased premises and increases the total rent obligation over the term of the Lease Agreement by approximately $12.1 million to approximately $71.6 million (based on the exchange rate as of April 8, 2010).

The Lease Agreement continues to have a fixed term of 12 years (ending in September 2020), with an option to renew.

In connection with the Amendment, Equinix will enter into a new guarantee of the payments due over the term of the Lease Agreement within the next 30 days.

Digital Realty Trust, or its affiliates, is currently Equinix’s landlord at other data center properties in the United States and in France.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

Please refer to the description of the Amendment to the Lease Agreement disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: April 8, 2010	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer